Pricing Supplement No Euro D 199     Dated 4/1/97            Rule 424(b)(3)
(To Prospectus dated April 5, 1996 and                  File No. 333-01807
Prospectus Supplement dated April 5, 1996)
                                This Pricing Supplement consists of 42 page(s)
SALOMON INC
Medium-Term Notes, Series D
(Bearer Notes)
Due More Than Nine Months from Date of Issue
Principal Amount or Face Amount:  ITL 7,000,000,000 (Italian Lire)
Issue Price:     89.9%
Proceeds to Company on original issuance:  ITL 6,293,000,000
Commission or Discount on original issuance:  ITL 707,000,000
Salomon Brothers International Limited's capacity on original issuance:
       |X|  As agent      | |  As principal
    If as principal
       | |  The Bearer Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       | |  The Bearer Notes are being offered at a fixed initial public offering price of  % of Principal Amount or Face Amount.
Original Issue Date:  April 3, 1997
Stated Maturity:  April 3, 2002
Specified Currency:  ITL (ITALIAN LIRE)
    (If other than U.S. Dollars)
Authorized Denominations:  ITL 1,000,000
    (If other than as set forth in the Prospectus Supplement)
Interest Payment Dates:  April 3, 2002 (SEE ATTACHED)
    Accrue to Pay:  | | Yes  |X| No
Indexed Principal Note:   | |  Yes (See Attached)   |X|  No
Type of Interest on Note: | | Fixed Rate   | | Floating Rate   |X| Indexed Rate
                                                                  (See Attached)
Interest Rate (Fixed Rate Notes):  SEE ATTACHED
Initial Interest Rate (Floating Rate Notes):
Base Rate: | | CD Rate | | Commercial Paper Rate  | | Federal Funds Rate
           | | LIBOR Telerate   | | LIBOR Reuters | | Treasury Rate
           | | Treasury Rate Constant Maturity    | | Other (See Attached)
Calculation Agent (If other than Citibank):   | | Salomon Brothers
                                              |X| Other  (See Attached)
Computation of Interest:  |X| 30 over 360       | | Actual over Actual
                          | | Actual over 360   | | Other (See Attached)
    (If other than as set forth in the Prospectus Supplement)
Interest Reset Dates:  SEE ATTACHED
Rate Determination Dates:
    (If other than as set forth in the Prospectus Supplement)
Index Maturity:  SEE ATTACHED
Spread (+/-):  N/A
Spread Multiplier:  N/A
Change in Spread, Spread Multiplier or Fixed Interest Rate prior to
    Stated Maturity:   | | Yes (See Attached)  | | No
Maximum Interest Rate:  N/A
Minimum Interest Rate:  N/A
Amortizing Note:   | |  Yes  (See Attached)   |X|  No
Optional Redemption:   | |  Yes   |X|  No
   Optional Redemption Dates:
   Redemption Prices:
   Redemption: | | In whole only and not in part | | May be in whole or in part
Optional Repayment:       | |  Yes     |X|  No
        Optional Repayment Dates:
        Optional Repayment Prices:
Discount Note:   | |  Yes   |X|  No
        Total Amount of OID:
        Bond Yield to Call:
        Bond Yield to Maturity:
Listed on Luxembourg Stock Exchange:  | | Yes     |X| No
Common Code:  7546102
ISIN:  XS0072461022

Pricing Supplement No. Euro D 199 dated April 1, 1997
(to Prospectus Supplement dated April 5, 1996
to Prospectus dated April 5, 1996)


                     DESCRIPTION OF THE NOTES
General

      The description in this Pricing Supplement of the particular terms of the Bearer Notes offered hereby (the "Notes") supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the Bearer Notes set forth in the accompanying Prospectus and Prospectus Supplement, to which descriptions reference is hereby made. The Notes offered hereby are Indexed Rate Notes, as described under "Description of Bearer Notes" in the accompanying Prospectus Supplement, to which description reference is hereby made.

Risk Factors

      The Notes are Indexed Notes. No interest will be payable on the Notes prior to Stated Maturity.

      The amount of interest, if any, that a Holder will receive in respect of the Notes at Stated Maturity will be determined by reference to changes in the value of the MIB 30 Index, the Nikkei 225 Index and the FT-SE(R) Eurotrack 200 Index during the period between the Issue Date and Stated Maturity. As described more fully below under "Interest", if the arithmetic average of the published closing prices of the MIB 30 Index, the Nikkei 225 Index or the FT-SE(R) Eurotrack 200 Index on the 3rd of each month during the twelve-month period from May of any calendar year through April of the succeeding calendar year during the term of the Notes exceeds a reference level determined by the Calculation Agent based upon the implied cash value of futures on such Index (or, in the case of the FT-SE(R) Eurotrack 200 Index, the closing value of such Index) on the 3rd of April of the earlier calendar year, the amount of interest payable in respect of the Notes at Stated Maturity will be greater than zero. If this condition is not satisfied for any such twelve-month period during the term of the Notes, the amount of interest payable in respect of the Notes at Stated Maturity shall be equal to zero.

      Holders of the Notes should be prepared not to earn any interest on their principal.

Definitions

      "Business Day" means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in (i) New York, New York, (ii) London, England, (iii) Milan, Italy or
(iv) Tokyo, Japan.

      The Calculation Agent will be Salomon Brothers International Limited, which is a wholly-owned subsidiary of Salomon Inc (the
"Company").

Interest

      The amount of interest payable on the Note at Stated
Maturity (the "Indexed Interest Amount") is to be determined by the Calculation Agent in accordance with the formula set out below:

      IIA = FA times [(20% times M) plus (50% times N) plus
      (30% times E)]; where:

           "IIA" means the Indexed Interest Amount payable at Stated Maturity of the Note.

           "FA" means the Face Amount of the Note (as stated on the cover of this Pricing Supplement).

           "M" means M1 plus M2 plus M3 plus M4 plus M5; where

           "M1" means the greater of zero and (MA1/MB1)

           "M2" means the greater of zero and (MA2/MB2)

           "M3" means the greater of zero and (MA3/MB3)

           "M4" means the greater of zero and (MA4/MB4)

           "M5" means the greater of zero and (MA5/MB5);

where:

      MA1 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the MIB 30 Index (the "MIB 30 Index"), as published by the Council of the Italian Stock Exchange (the "ISE Council"), on the 3rd of each month from and including May 1997 through and including April 1998 (or, if any such date is not a Business Day, the next succeeding Business
Day).

      MA2 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the MIB 30 Index, as published by the ISE Council, on the 3rd of each month from and including May 1998 through and including April 1999 (or, if any such date is not a Business Day, the next succeeding Business
Day).

      MA3 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the MIB 30 Index, as published by the ISE Council, on the 3rd of each month from and including May 1999 through and including April 2000 (or, if any such date is not a Business Day, the next succeeding Business
Day).

      MA4 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the MIB 30
Index, as published by the ISE Council, on the 3rd of each month from and including May 2000 through and including
April 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

      MA5 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the MIB 30 Index, as published by the ISE Council, on the 3rd of each month from and including May 2001 through and including March 2002 and on March 31, 2002 (or, if any such date is not a Business Day, the next succeeding Business Day).

      MB1 means the implied cash value of MIB 30 Index futures, as determined by the Calculation Agent based upon the closing level of the prevailing front month Italian Index Futures on the Milan Stock Exchange, on the Issue Date (or, if any such date is not a Business Day, the next succeeding Business Day).

      MB2 means the implied cash value of MIB 30 Index futures, as determined by the Calculation Agent based upon the closing level of the prevailing front month Italian Index Futures on the Milan Stock Exchange, on April 3, 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

      MB3 means the implied cash value of MIB 30 Index futures, as determined by the Calculation Agent based upon the closing level the prevailing front month Italian Index Futures on the Milan Stock Exchange, on April 3, 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

      MB4 means the implied cash value of MIB 30 Index futures, as determined by the Calculation Agent based upon the closing level of the prevailing front month Italian Index Futures on the Milan Stock Exchange, on April 3, 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

      MB5 means the means the implied cash value of MIB 30 Index futures, as determined by the Calculation Agent based upon the closing level of the prevailing front month Italian Index Futures on the Milan Stock Exchange, on April 3, 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

           "N" means N1 plus N2 plus N3 plus N4 plus N5; where

           "N1" means the greater of zero and (NA1/NB1)

           "N2" means the greater of zero and (NA2/NB2)

           "N3" means the greater of zero and (NA3/NB3)

           "N4" means the greater of zero and (NA4/NB4)

           "N5" means the greater of zero and (NA5/NB5)

where

      NA1 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by Nihon Keizai Shimbun, Inc. ("NKS"), on the 3rd of each month from and including May 1997 through and including April 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NA2 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 3rd of each month from and including May 1998 through and including April 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NA3 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 3rd of each month from and including May 1999 through and including April 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NA4 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 3rd of each month from and including May 2000 through and including April 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NA5 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 3rd of each month from and including May 2001 through and including March 2002 and on March 31, 2002 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NB1 means the implied cash value of Nikkei 225 Index futures, as determined by the Calculation Agent based upon the closing level of Nikkei 225 Index Futures on the Osaka Stock Exchange, on the Issue Date (or, if any such date is not a Business Day, the next succeeding Business Day).

      NB2 means the implied cash value of Nikkei 225 Index futures, as determined by the Calculation Agent based upon the closing level of Nikkei 225 Index Futures on the Osaka Stock Exchange, on April 3, 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NB3 means the implied cash value of Nikkei 225 Index futures, as determined by the Calculation Agent based upon the closing level of Nikkei 225 Index Futures on the Osaka Stock Exchange, on April 3, 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NB4 means the implied cash value of Nikkei 225 Index futures, as determined by the Calculation Agent based upon the closing level of Nikkei 225 Index Futures on the Osaka Stock Exchange, on April 3, 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NB5 means the implied cash value of Nikkei 225 Index futures, as determined by the Calculation Agent based upon the closing level of Nikkei 225 Index Futures on the Osaka Stock Exchange, on April 3, 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

           "E" means E1 plus E2 plus E3 plus E4 plus E5; where

           "E1" means the greater of zero and (EA1/EB1)

           "E2" means the greater of zero and (EA2/EB2)

           "E3" means the greater of zero and (EA3/EB3)

           "E4" means the greater of zero and (EA4/EB4)

           "E5" means the greater of zero and (EA5/EB5)

      EA1 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SE(R) Eurotrack 200 Index, as published by FTSE International Limited ("FTSE"), on the 3rd of each month from and including April 1997 through and including March 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

      EA2 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SE(R) Eurotrack 200 Index, as published by FTSE, on the 3rd of each month from and including May 1998 through and including April 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

      EA3 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SE(R) Eurotrack 200 Index, as published by FTSE, on the 3rd of each month from and including May 1999 through and including April 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

      EA4 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SE(R) Eurotrack 200 Index, as published by FTSE, on the 3rd of each month from and including May 2000 through and including April 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

      EA5 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SE(R) Eurotrack 200 Index, as published by FTSE, on the 3rd of each month from and including May 2001 through and including March 2002 and on March 31, 2002 (or, if any such date is not a Business Day, the next succeeding Business Day).

      EB1 means the Official Index Closing Price of the FT-SE(R)
Eurotrack 200 Index, as published by FTSE, on the Issue Date (or, if any such date is not a Business Day, the next succeeding
Business Day).

      EB2 means the Official Index Closing Price of the FT-SE(R)
Eurotrack 200 Index, as published by FTSE, on April 3, 1998 (or, if any such date is not a Business Day, the next succeeding
Business Day).

      EB3 means the Official Index Closing Price of the FT-SE(R)
Eurotrack 200 Index, as published by FTSE, on April 3, 1999 (or, if any such date is not a Business Day, the next succeeding
Business Day).

      EB4 means the Official Index Closing Price of the FT-SE(R)
Eurotrack 200 Index, as published by FTSE, on April 3, 2000 (or, if any such date is not a Business Day, the next succeeding
Business Day).

      EB5 means the Official Index Closing Price of the FT-SE(R)
Eurotrack 200 Index, as published by FTSE, on April 3, 2001 (or, if any such date is not a Business Day, the next succeeding
Business Day).

      If the ISE Council discontinues publication of the MIB 30 Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the MIB 30 Index (any such successor or substitute index being hereinafter referred to as a "Successor MIB 30 Index"), then the Indexed Interest Amount of the Notes shall be determined by the Calculation Agent, on behalf of the Company, based on such Successor MIB 30 Index. In the event that the MIB 30 Index or any Successor MIB 30 Index ceases publication, the Calculation Agent, in its sole discretion, on behalf of the Company shall calculate the Indexed Interest Amount based on the formula and method used in calculating the MIB 30 Index as of the Issue Date of the Notes using the closing values of appropriate securities on the Italian Stock Exchange (the "ISE"), chosen in its discretion.

      If NKS discontinues publication of the Nikkei 225 Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the Nikkei 225 Index (any such successor or substitute index being hereinafter referred to as a "Successor Nikkei Index"), then the Indexed Interest Amount of the Notes shall be determined by the Calculation Agent, on behalf of the Company, based on such Successor Nikkei Index. In the event that the Nikkei 225 Index or any Successor Nikkei Index ceases publication, the Calculation Agent, in its sole discretion, on behalf of the Company shall calculate the Indexed Interest Amount based on the formula and method used in calculating the Nikkei 225 Index as of the Issue Date of the Notes using the closing values of appropriate securities on the Tokyo Stock Exchange (the "TSE"), chosen in its discretion.

      If FTSE discontinues publication of the FT-SE(R)
Eurotrack 200 Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the FT-SE(R) Eurotrack 200 Index (any such successor or substitute index being hereinafter referred to as a "Successor Eurotrack 200 Index"), then the Indexed Interest Amount of the Notes shall be determined by the Calculation Agent, on behalf of the Company, based on such Successor Eurotrack 200 Index. In the event that the FT-SE(R) Eurotrack 200 Index or any Successor Eurotrack 200 Index ceases publication, the Calculation Agent, in its sole discretion, on behalf of the Company shall calculate the Indexed Interest Amount based on the formula and method used in calculating the FT-SE(R) Eurotrack 200 Index as of the Issue Date of the Notes using the closing values of appropriate securities traded on the London Stock Exchange, SEAQ and SEAQ International, chosen in its discretion.

      Neither the Calculation Agent nor the Company will have any responsibility for errors or omissions in making such calculations or determinations. The Calculation Agent shall not be an agent of the Holders of Notes, and its calculations and determinations hereunder shall (except in the case of manifest error) be final and binding on the Company and such Holders. The Company shall not bear any liability for any mistake, misstatement or misquotation of (i) the MIB 30 Index or any Successor MIB 30 Index by the ISE Council or any other publisher thereof, or (ii) the Nikkei 225 Index or any Successor Nikkei Index by NKS or any other publisher thereof, or (iii) the FT-SE(R) Eurotrack 200 Index or any Successor Eurotrack 200 Index by FTSE or any other publisher thereof.

Payment Date

      The Stated Maturity of the Notes is April 3, 2002. If Stated Maturity would otherwise be a day that is not a Business Day, Stated Maturity shall be postponed to the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar month, Stated Maturity shall be the immediately preceding Business Day.

                  DESCRIPTION OF THE MIB 30 INDEX

General

      Unless otherwise stated, all information herein relating to the MIB 30 Index has been derived from publications of the ISE Council and other publicly-available sources. Such information reflects the policies of the ISE Council and is subject to change at the discretion of the ISE Council.

      The MIB 30 Index is a capitalization weighted index, which includes the 30 most capitalized and liquid stocks listed on the ISE. The base value of the index is 10,000, with a base date of December 31, 1992, and fractional numbers are not taken in account. As explained more fully below, the compositon of the MIB 30 Index and the weight of each underlying stock is reviewed by the Council (and any changes made by the Council implemented) at periodic intervals (generally in March and September of each year). The value of the MIB 30 Index is reported by Reuters and other media.

      The MIB 30 Index, which has been calculated and published by the Council by the ISE since October 17, 1994, is the successor to the Comit 30, an Italian equity index sponsored by Banca Commerciale Italiana. Both the calculation method used for the MIB 30 Index (with some small differences in the case of capital increases) and the initial value of the MIB 30 Index (which has been multiplied by 100, in order to eliminate decimal figures) are generally the same as those of the Comit 30, the historical series and volatilities for which could thus be used in an analysis of the MIB 30.

      The stocks included in the MIB 30 Index are chosen on the basis of an indicator of liquidity and capitalization ("ILC") calculated by the Council according to a formula that takes into account the market capitalization and average trading volume of each stock listed on the ISE and those for the ISE as a whole. The Council ranks all stocks traded on the ISE in order of decreasing ILC and generally selects the top 30 for the MIB 30 Index. However, the Council may elect to exclude certain stocks with an ILC in the top 30 from the MIB Index. In particular, such stocks will generally be excluded if the Council determines that
(i) another category of share issued by the same company has a higher ILC and is already included in the MIB 30 Index, (ii) the stock has not officially traded on the ISE for a significant period, unless it is the successor to a stock that has so traded,
(iii) it is reasonably certain that the stock would not qualify for inclusion during the next six-month review period, or (iv) if the average liquidity in a particular stock is below a certain threshold.

      On February 28, 1997 the market capitalization of the MIB
30 Index was approximately ITL 318,952 billion, which represents approximately 73% of the ISE's total market capitalization.

      The composition of the MIB 30 Index and the weighting assigned to each of the underlying stocks is reviewed twice each year (generally in March and September). Each of these elements is also subject to revision in the event of stock splits, spin-offs, mergers, initial public offerings of companies that had not been previously listed and other similar events. The Council may elect to exclude a stock from the MIB 30 Index at any time in the event (i) the stock is delisted from the ISE; (ii) the stock is suspended for trading for more than 10 trading sessions, or (iii) the Council determines that it is reasonably certain that the stock has lost liquidity and/or market value so as to cease to qualify for inclusion. In the event a stock is excluded from the MIB 30 Index as a result of such action, the Council will replace it in the MIB 30 Index with the stock with the next highest ILC (as calculated at the time of the last revision and subject to the conditions noted above) and calculate new weightings for each of the underlying stocks. Following every revision of the MIB 30 Index, the Council seeks to ensure the continuity of the series by linking the last value of the old index composition with the first value of the new one.

      The daily closing value of the MIB 30 Index is calculated on the basis of the last trading prices of each of the underlying stocks. Adjustments to the prices used in calculating the MIB 30 Index may be made by the Council in the event of capital increases with respect to the issuer of an underlying stock in order to maintain continuity of the price used for calculation of the MIB 30 Index. The Council does not adjust MIB 30 Index for dividends declared or paid with respect to the underlying stocks.

      None of the Company, the Calculation Agent, the Trustee under the Senior Debt Indenture or the Agent accepts any responsibility for the calculation, maintenance or publication of the MIB 30 Index or any Successor MIB 30 Index or substitute index.

      "MIB 30" is a trademark belonging to the ISE Council. The ISE Council expressly disclaims any liability in connection with the Notes or in connection with the use of the MIB 30 Index to calculate the Indexed Interest Amount or any other amounts payable in respect of the Notes.

Historical Information

           The following table sets forth the high and low daily closing levels, as well as end-of-quarter closing levels, of the MIB 30 Index for each quarter in the period from October 17, 1994 (when it was first calculated) through April 1, 1997. The historical values of the MIB 30 Index should not be taken as an indication of future performance.


                                         Daily Closing Levels
                                     ---------------------------
                                     Highest    Lowest    Period
                                       Level     Level       End
                                     -------   -------    ------
1994
   4th Quarter (beginning
    October 17, 1994)                 15,498    13,164   14,748
1995:
   1st Quarter                        15,847    13,481    13,856
   2nd Quarter                        15,669    13,661    14,415
   3rd Quarter                        15,895    14,389    14,674
   4th Quarter                        14,531    13,094    14,132
1996:
   1st Quarter                        15,144    13,397    13,628
   2nd Quarter                        15,985    13,600    15,721
   3rd Quarter                        15,836    13,767    15,347
   4th Quarter                        15,791    14,399    15,697
1997:
   1st Quarter                        19,102    15,574    17,461

      The closing level of the MIB 30 Index on March 28, 1997 was
17,461.00.

      Since its inception, the MIB 30 Index has experienced significant daily price fluctuations. Any historical upward or downward trend in the closing level of the MIB 30 Index during any period set forth above is not any indication that the MIB 30 Index is more or less likely to increase or decline at any time during the term of the Notes.

The Italian Stock Exchange

      The Italian securities exchanges operate under the control of CONSOB, the Italian governmental authority that regulates the securities markets and all public offering transactions in Italy and specifies the information required from listed companies, and Consiglio di Borsa, an administrative body appointed by the Treasury, which regulates certain technical requirements and certain trading rules through offices located in each Italian stock exchange. The principal office of the Consiglio di Borsa is located in Milan. The Treasury has announced that the Consiglio di Borsa is going to be privatized.

      Equity securities listed on the ISE are traded electronically on the Sistema Telematico delle Borse Italiane
("Telematico"). Trading in Italian equity securities on Telematico was first introduced in November 1991.

      Residents of Italy and non-residents through their authorized agents may purchase or sell shares on the ISE, subject to satisfying (i) in case of sales, either the Margin or the Deposit, and (ii) in case of purchases, the Margin. "Margin" means a deposit equal to 100% of the agreed price, and "Deposit" means a deposit of an equal number of the same shares as those sold. If the established trading price of a security differs by more than 10% from the previous day's reference price, CONSOB may (and, if the difference is more than 20%, it normally will) suspend trading temporarily in that security.

      In order to expedite trading, shares must ordinarily be traded in minimum lots of a prescribed size (or multiples thereof) determined for each security. Lots smaller than the prescribed minimum may be traded on Telematico subject to certain limitations. Since February 5, 1996, a number of securities dealing firms (or "SIMs") have undertaken to buy and sell lots smaller than the prescribed minimum that cannot be bought or sold on Telematico during the course of the trading day.

      Since February 16, 1996, all securities transactions on Telematico are conducted on a cash basis. Cash transactions are settled on the fifth business day following the trading date. The Consiglio di Borsa issues a daily official list with certain information on transactions in each listed security, including the volume traded and the high and low prices of the day. No "closing price" is reported for the electronic trading system, but an "official price," calculated as a weighted average of all trades effected during the trading day and a "reference price", calculated as a weighted average of the last 10% of the trades effected during such day, are published. A centralized securities depositary system owned by the Bank of Italy and certain of the major Italian banks and financial institutions assists with the settlement of transactions and the delivery of securities traded on Telematico.

      Since February 19, 1996, American-style call and put options on the six most liquid and highly capitalized Italian stocks (including a number of the underlying stocks of the MIB 30
Index) have been traded on the ID e M ( the "Italian Derivative
Market"), pursuant to authority granted by CONSOB.

      Stock market participants include SIMs, authorized banks and certain types of finance companies. Since March 1993, foreign banks organized in a member state of the EU have also been permitted to operate in the Italian securities market under certain circumstances. The 1991 legislation creating the SIMs (the "SIM law") regulates, among other things, the professional brokerage and dealing of securities, underwriting, asset management and the rendering of consulting services regarding investments in and divestments of securities. The SIM law prohibits the provision of the foregoing services to the public by any person or entity that is not registered as a SIM. Banks may be permitted by the Bank of Italy to provide all the foregoing services, except for brokerage and dealing in securities listed on an Italian exchange, other than Italian state securities and state guaranteed securities. SIMs are under the control of CONSOB and the Bank of Italy and are required to trade listed securities only in the markets on which they are listed (with certain limited exceptions). In addition, the SIM law, among other things, requires certain operating procedures, imposes certain disclosure requirements and places certain limitations on the ownership of the share capital of SIMs.


                  DESCRIPTION OF NIKKEI 225 INDEX

      Unless otherwise stated, all information herein relating to the Nikkei 225 Index has been derived from the Stock Market Indices Data Bank published by NKS and other publicly-available sources. Such information reflects the policies of NKS and is subject to change at the discretion of NKS.

      The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 highly capitalized underlying stocks trading on the TSE representing a broad cross-section of Japanese industries. (See Appendix B hereto for a list of the 225 underlying stocks as of March 31, 1997.) All 225 underlying stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE.

      The Nikkei 225 Index is a modified, price-weighted index (i.e., an underlying stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each underlying stock by the corresponding weighting factor for such underlying stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the "Divisor"). The Divisor, initially set in 1949 at 225, was 9.999 as of March 31, 1997 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing yen 50 by the par value of the relevant underlying stock, so that the share price of each underlying stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of yen 50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the underlying stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

      In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the underlying stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any underlying stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

      Underlying stocks may be deleted or added by NKS. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the underlying stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. Upon deletion of a stock from the underlying stocks, NKS will select a suitable replacement for such deleted underlying stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the underlying stocks. In such a case, an existing underlying stock with low trading volume and not representative of a market will be deleted by NKS.

      NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The Notes are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this Pricing Supplement that NKS makes any representation or warranty, implied or express, to the Company, the Holders or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take the needs of the Company or the Notes into consideration in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of, the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the equation by which the Indexed Interest Amount or any other amount payable with respect to the Notes is set. NKS has no obligation or liability in connection with the administration, marketing or trading of the Notes.

      The use of and references to the Nikkei 225 Index in connection with the Notes has been consented to by NKS, the publisher of the Nikkei 225 Index.

      None of the Company, the Calculation Agent, the Trustee under the Senior Debt Indenture or the Agent accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any Successor Nikkei Index or substitute index.

NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which such index is applied in determining the Indexed Interest Amount or any other amount payable in respect of the Notes.

Historical Data on Nikkei 225 Index

      NKS first calculated and published the Nikkei 225 Index in 1970. The following table sets forth the highest and lowest daily closing level of the period from April 1, 1992 through March 31, 1997, as well as the closing level of the Nikkei 225 Index as of the end of each such quarter or partial quarter. The historical values of the Nikkei 225 Index should not be taken as an indication of future performance.

                                   Daily Closing Levels
                            -----------------------------------
                              Highest       Lowest       Period
                                Level        Level          End
                              -------      -------       ------
1992:
   2nd Quarter              18,804.60    15,741.27    15,951.73
   3rd Quarter              18,908.47    14,309.41    17,399.08
   4th Quarter              17,690.67    15,993.48    16,924.95
1993:
   1st Quarter              19,048.38    16,287.45    18,591.45
   2nd Quarter              21,076.00    19,099.09    19,590.00
   3rd Quarter              21,148.11    19,621.46    20,105.71
   4th Quarter              20,500.25    16,078.71    17,417.24
1994:
   1st Quarter              20,677.77    17,369.74    19,111.92
   2nd Quarter              21,552.81    19,122.22    20,643.93
   3rd Quarter              20,862.77    19,468.89    19,563.81
   4th Quarter              20,148.83    18,666.93    19,723.06
1995:
   1st Quarter              19,684.04    15,749.77    16,139.95
   2nd Quarter              17,103.69    14,507.17    14,517.40
   3rd Quarter              18,847.89    14,295.90    17,913.06
   4th Quarter              20,023.52    17,337.19    19,868.15
1996:
   1st Quarter              21,406.85    19,734.70    21,406.85
   2nd Quarter              22,666.70    21,171.82    22,530.75
   3rd Quarter              22,455.49    20,107.11    21,556.40
   4th Quarter              21,612.30    19,161.71    19,361.35
1997:
   1st Quarter              19,946.00    17,303.64    18,003.40

      The closing level of the Nikkei 225 Index on March 31, 1997 was 18,003.40.

      Since its inception, the Nikkei 225 Index has experienced significant daily price fluctuations. Any historical upward or downward trend in the closing level of the Nikkei 225 Index during any period set forth above is not any indication that the Nikkei 225 Index is more or less likely to increase or decline at any time during the term of the Notes.

The Tokyo Stock Exchange

      The Tokyo Stock Exchange is one of the world's largest securities exchanges in terms of market capitalization. The TSE is a two-way, continuous, pure auction market. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

      Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on such trading day will generally be available in the United States by the opening of business on the same calendar day.

      The TSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances. These include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. In general, any stocks listed on the TSE cannot be traded at a price outside of these limits which are stated in absolute Japanese yen, and not percentage, limits from the closing price of the stock on the previous day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter orders and balance supply and demand for stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances including, for example, unusual trading activity in that stock. As a result, variations in the Nikkei 225 Index may be limited by price limitations, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index which may, in turn, adversely affect the value of the Notes under certain circumstances.


             DESCRIPTION OF FT-SE(R) EUROTRACK 200 INDEX

      Unless otherwise stated, all information herein relating to the FT-SE(R) Eurotrack 200 Index, the FT-SE(R) 100 Share Index and the FT-SE(R) Eurotrack 100 Index and has been derived from publications of FTSE, the London Stock Exchange Limited (the "Exchange") and other publicly-available sources. Such information reflects the policies of FTSE and the Exchange and is subject to change at the discretion of FTSE or the Exchange.

      The FT-SE(R) Eurotrack 200 Index is a stock index regulated, supervised and distributed by the Exchange that measures the composite price performance of 200 European stocks. The FT-SE(R) Eurotrack 200 Index combines in a single index the stocks of 100 United Kingdom issuers comprising the FT-SE(R) 100 Share Index and the stocks of 100 non-United Kingdom issuers comprising the FT-SE(R) Eurotrack 100 Index, each of which is described below. (See Appendix C hereto for a list of the 200 issuers of the underlying stocks of the FT-SE(R) Eurotrack 200 Index as of March 31, 1997.) The qualifications for inclusion of securities in the FT-SE(R) Eurotrack 200 Index, insertions and deletions of underlying stocks, operational changes to the underlying stocks and adjustments to the capitalization weighting of the underlying stocks are governed by the procedures established with respect to the FT-SE(R) 100 Share Index and the FT-SE(R) Eurotrack 100 Index. The FT-SE(R) Eurotrack 200 Index was first published in February 1991 (with a base date of February 25, 1991) and is reported by the Financial Times and other media.

      The value of the FT-SE(R) Eurotrack 200 Index is calculated at any particular time by combining the products of the respective changes in the market capitalization of the underlying stocks of the FT-SE(R) Eurotrack 100 Index and the FT-SE(R) 100 Share Index during a prescribed time period and multiplying the result by a base value. In performing this calculation, the underlying stocks of the FT-SE(R) Eurotrack 100 are given the weightings used in the calculation of such index and the underlying stocks of the FT-SE(R) 100 Share Index are weighted using a "Weighting Restraint Factor" calculated so as to assign to the underlying stocks in the FT-SE(R) 100 Share Index a weight corresponding to the market capitalization of United Kingdom stocks listed on the Exchange to all other European stocks with firm quotes on SEAQ or SEAQ International. The FT-SE(R) Eurotrack 200 Index currently is updated every minute between 10:00 A.M. and 3:30 P.M., London time, with the Official Index Closing Price normally set at 3:30 P.M., London time.

      On March 31, 1997, the Weighting Restraint Factor was
0.72831. The Weighting Restraint Factor is subject to the regular quarterly review by the Index Administration Committee. Based upon the Index Administration Committee's report, the FT-SE(R) Eurotrack 200 Index Steering Sub-Committee determines what action should be taken in consequence of the outcome of the quarterly review of weightings. The Index Administration Committee may, under exceptional circumstances, carry out a review of the Weighting Restraint Factor between quarterly reviews and report the outcome of the review to the FT-SE(R) Eurotrack 200 Index Steering Sub-Committee.

FT-SE(R) 100 Share Index

      The FT-SE(R) 100 Share Index is a stock index regulated and supervised by the Exchange and published, operated and distributed by FTSE that is intended to measure the composite price performance of the underlying stocks, which generally consist of the stocks of the largest 100 United Kingdom companies (determined on the basis of market capitalization) traded on the Exchange. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current share price. The FT-SE(R) 100 Share Index was first published on March 3, 1984 (with a base date of December 30, 1983) and is widely reported by newspapers (including The Wall Street Journal and the Financial Times) and other media. The underlying stocks represent a broad cross-section of United Kingdom industry and are among the most actively traded stocks on the Exchange.

      The value of the FT-SE(R) 100 Share Index is calculated at any particular time by multiplying the change in the market capitalization of the underlying stocks during a prescribed time period by a base value. The FT-SE(R) 100 Share Index currently is updated every minute between 8:30 A.M. and 4:30 P.M., London time.

      The FT-SE(R) 100 Share Index is a capital-weighted index (i.e., an underlying stock's weight in the index is based on the total market capitalization of the issuer, rather than on its price per share). Accordingly, a 5 percent price change in the first ranked underlying stock has a greater effect on the FT-SE(R) 100 Share Index than a 5 percent price change in the 100th ranked underlying stock. The base value of the index is recalculated to compensate for replacements of the underlying stocks or changes in the outstanding share capital of their issuers that result, for example, from rights issues or new stock issuances.

      Each calendar quarter, the FTSE Actuaries UK Indicies Committee undertakes a review of the underlying stocks and determines whether it is necessary to add or delete securities from the FT-SE(R) 100 Share Index based on the current market capitalization of their issuers. To maintain continuity, however, an underlying stock will only be deleted if (i) the market capitalization of the issuer of such stock has fallen to 111th place or below, or (ii) the market capitalization of the issuer of such stock has fallen to below 101st place, but above 111th place, in which case such stock shall be deleted only if it is necessary to create a place in the index for the stock of an issuer that is not included in the index at such time but whose market capitalization has risen to 90th place or better. A new underlying stock will be added if (i) the market capitalization of the issuer of such stock has risen to 90th place or better or
(ii) it is necessary to replace the stock of an issuer whose market capitalization has fallen to 111th place or below, in which case stocks of issuers not included in the index at such time will be added as necessary in the order of their market capitalization, up to the issuer then in 91st place. The six highest placed stocks not included in the index comprise a replacement list to be used in the event that one or more underlying stocks may be deleted from the index during the period between quarterly reviews. Such a deletion will result upon the delisting of an underlying stock, and may result upon a merger or takeover of its issuer or a suspension of trading in such stock. A new issue may be added to the index if, in the view of the FTSE Actuaries UK Indicies Committee, such new issue is so large that the effectiveness of the index as a market indicator would be significantly and adversely affected by its omission. In such a case, the underlying stock of the issuer with the lowest market capitalization would generally be removed, though the timing of the inclusion of any such new issue and the decision as to which underlying stock it shall replace are at the discretion of the FTSE Actuaries UK Indicies Committee.

      The performance of the FT-SE(R) 100 Share Index varies somewhat from other stock indices, such as the Financial Times All-Share Index published by The Financial Times Limited (the "FTL"), that measure the performance of a greater number of stocks listed on the Exchange. Such performance differences reflect a number of complex factors including, among other things, the relatively greater volatility of the stocks of smaller companies that are not included among the underlying stocks and the greater sensitivity of the FT-SE(R) 100 Share Index to the performance of industries, such as the petroleum industry, that tend to be represented by larger companies.

FT-SE(R) Eurotrack 100 Index

      The FT-SE(R) Eurotrack 100 Index is a stock index regulated and supervised by the Exchange and published, operated and distributed by FTSE that is intended to measure the composite price performance of the underlying stocks, which generally consist of the stocks of the largest companies (determined on the basis of market capitalization) in each of the European countries included in the index for which firm quotes exist on SEAQ or SEAQ International. Stocks of United Kingdom issuers are not included. The market capitalization of the issuer of any underlying stock must represent at least 0.125% of the market capitalization of all European issuers with firm quotes on SEAQ or SEAQ International. The number of issuers from each eligible

European country to be included among the 100 issuers of the underlying stocks is determined so as to have a high correlation with and track closely the major benchmark indices for Continental Europe, particularly the FT-AWI Europe excluding-UK Index. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current firm quote price on SEAQ or SEAQ International. The FT-SE(R) Eurotrack 100 Index was first published in November 1990 (with a base date of October 29, 1990) and is reported by the Financial Times and other media.

      The value of the FT-SE(R) Eurotrack 100 Index is calculated at any particular time by multiplying the change in the market capitalization of the underlying stocks during a prescribed time period by a base value. The FT-SE(R) Eurotrack 100 Index currently is updated every minute between 10:00 A.M. and 3:30 P.M., London time, with the Official Index Closing Price normally set at 3:30 P.M., London time.

      The FT-SE(R) Eurotrack 100 Index is a capital-weighted index (i.e., an underlying stock's weight in the index is based on the total market capitalization of the issuer, rather than on its price per share). Accordingly, a 5 percent price change in the first ranked underlying stock has a greater effect on the FT-SE(R) Eurotrack 100 Index than a 5 percent price change in the 100th ranked underlying stock. The base value of the index is recalculated to compensate for replacements of the underlying stocks or changes in the outstanding share capital of their issuers that result, for example, from rights issues or new stock issuances.

      Each calendar quarter, an Index Administration Committee of the Exchange undertakes a review of the underlying stocks and reports to the Index Steering Committee, which then determines whether it is necessary to add or delete securities from the FT-SE(R) Eurotrack 100 Index based on the current market capitalization of their issuers. To maintain continuity, however, an underlying stock will only be deleted if (i) the market capitalization of the issuer of such stock has fallen to 111th place or below, or (ii) the market capitalization of the issuer of such stock has fallen to below 101st place, but above 111th place, in which case such stock shall be deleted only if it is necessary to create a place in the index for the stock of an issuer that is not included in the index at such time but whose market capitalization has risen to 90th place or better. A new underlying stock will be added if (i) the market capitalization of the issuer of such stock has risen to 90th place or better or
(ii) it is necessary to replace the stock of an issuer whose market capitalization has fallen to 111th place or below, in which case stocks of issuers not included in the index at such time will be added as necessary in the order of their market capitalization, up to the issuer then in 91st place. The highest placed stocks not included in the index comprise a replacement list to be used in the event that one or more underlying stocks may be deleted from the index during the period between quarterly reviews. Such a deletion will result upon the quote of an underlying stock on SEAQ or SEAQ International becoming indicative rather than firm, and may result upon a merger or takeover of its issuer or a suspension of trading in such stock.
A stock having obtained a firm quote on SEAQ or SEAQ International for the first time may be added to the index if the market capital-ization of the issuer of such stock represents 1.5% or more of the index's aggregate market capitalization at such time. In such a case, the underlying stock of the issuer with the lowest market capitalization would generally be removed, though the timing of the inclusion of any such new issue and the decision as to which underlying stock it shall replace are at the discretion of the Index Screening Committee.

      FTSE is under no obligation to continue the calculation and dissemination of the FT-SE(R) Eurotrack 200 Index, the FT-SE(R) Eurotrack 100 Index or the FT-SE(R) 100 Share Index. The Notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the London Stock Exchange Limited (the "Exchange") or by the Financial Times Ltd. (the "FTL") and neither FTSE nor the Exchange nor the FTL makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FT-SE(R) Eurotrack 200 Index and/or the figure at which the FT-SE(R) Eurotrack 200 Index stands on any particular day or otherwise. The FT-SE(R) Eurotrack 200 Index is compiled and calculated solely by FTSE. However, neither FTSE nor the Exchange nor the FTL shall be liable (whether in negligence or otherwise) to any person for any error in the FT-SE(R) Eurotrack 200 Index and neither FTSE nor the Exchange nor the FTL shall be under any obligation to advise any person, including a purchaser or vendor of any of the Notes, of any error therein. FTSE has no obligation to take the needs of the Company or holders of the Notes into consideration in determining, composing or calculating the FT-SE(R) Eurotrack 200 Index. FTSE is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the equation by which the Indexed Interest Amount or any other amount payable with respect to the Notes is set. FTSE has no obligation or liability in connection with the administration, marketing or trading of the Notes.

      "FTSE(R)" is a registered trade mark of The London Stock
Exchange Limited and the Financial Times Limited and are used by FTSE International Limited under license.

      None of the Company, the Calculation Agent, the Trustee under the Senior Debt Indenture or the Agent accepts any responsibility for the calculation, maintenance or publication of the FT-SE(R) Eurotrack 200 Index or any Successor Eurotrack 200 Index. FTSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the FT-SE(R) Eurotrack 200 Index or the manner in which such index is applied in determining any Indexed Interest Amount or any other amount payable with respect to the Notes.

Historical Data on FT-SE(R) Eurotrack 200

      The International Stock Exchange first calculated and published the FT-SE(R) Eurotrack 200 Index in February 1991. The following table sets forth the highest and lowest daily closing level of the period from March 31, 1992 through March 31, 1997, as well as the closing level of the FT-SE(R) Eurotrack 200 Index as of the end of each such quarter or partial quarter. The historical values of the FT-SE(R) Eurotrack 200 Index should not be taken as an indication of future performance.

                                         Daily Closing Levels
                                     ---------------------------
                                     Highest    Lowest    Period
                                       Level     Level       End
                                     -------   -------    ------
 1992:
    2nd Quarter                      1248.79   1141.32   1169.77
    3rd Quarter                      1161.24   1029.56   1079.39
    4th Quarter                      1169.11   1010.09   1169.11
 1993:
    1st Quarter                      1232.53   1144.79   1220.16
    2nd Quarter                      1266.14   1200.34   1266.14
    3rd Quarter                      1396.45   1257.80   1362.51
    4th Quarter                      1552.09   1368.19   1546.84
 1994:
    1st Quarter                      1607.10   1440.06   1440.06
    2nd Quarter                      1500.59   1342.95   1352.98
    3rd Quarter                      1460.56   1251.88   1359.89
    4th Quarter                      1421.32   1335.96   1390.02
 1995:
    1st Quarter                      1406.41   1314.73   1362.27
    2nd Quarter                      1466.70   1360.10   1431.81
    3rd Quarter                      1565.52   1456.65   1513.66
    4th Quarter                      1602.58   1479.98   1600.63
 1996:
    1st Quarter                      1685.18   1584.49   1679.78
    2nd Quarter                      1740.61   1685.33   1726.44
    3rd Quarter                      1778.07   1643.51   1778.07
    4th Quarter                      1972.61   1790.49   1971.66
 1997:
    1st Quarter                     2,257.03  1,947.11  2,204.96



      The closing level of the FT-SE(R) Eurotrack 200 Index on March 27, 1997 was 2,204.96.

      Since its inception, the FT-SE(R) Eurotrack 200 Index has experienced significant daily price fluctuations. Any historical upward or downward trend in the closing level of the FT-SE(R) Eurotrack 200 Index during any period set forth above is not any indication that the FT-SE(R) Eurotrack 200 Index is more or less likely to increase or decline at any time during the term of the Notes.

The London Stock Exchange; SEAQ and SEAQ International

      The Exchange is the largest established securities market in the United Kingdom and one of the world's largest securities exchanges in terms of market capitalization. Trading on the Exchange takes place in quantity of shares, rather than in round lots. The rules of the Exchange currently place no limits on daily permissible price movements in the trading of listed securities. SEAQ is the Exchange's electronic price information system, which acts as an interface between market-makers and their customers. Throughout the trading day, 30 registered market-makers are obliged to display to the market their bid and offer prices and the maximum bargain size to which these prices relate. All equity prices displayed on SEAQ are firm. SEAQ International is the electronic price information system of the Exchange's International Equity Market, which is the largest market in the world for the trading of non-domestic equities. At March 1, 1996, SEAQ International displayed real-time prices in over 1,000 stocks from over 30 countries, with over 550 of these stocks being quoted on a firm basis and the remainder having indicative quotes. More than 50 market-makers enter bid and offer prices directly onto a central computer system, which are then distributed to potential investors through a number of commercial vendors. Investors wishing to execute a trade contact the appropriate market-maker in order to determine the terms of settlement. Trading hours on the Exchange and SEAQ currently begin at 8:30 A.M. and end at 4:30 P.M., London time. Trading on SEAQ International can take place 24 hours a day, but quotations may only be input into SEAQ International between 8:00 A.M. and 5:15 P.M., London time.

      Due to the time zone difference between New York City and London, on any normal trading day, trading on the underlying stocks of the FT-SE(R) Eurotrack 200 Index on the Exchange, SEAQ and SEAQ International will cease prior to the end of the trading day in New York City. The Official Index Closing Price of the FT-SE(R) Eurotrack 200 is generally issued at 3:30 P.M., London time and will therefore generally be available in the United States shortly after 10:30 A.M., New York City time. The time zone difference between New York City and London may vary at certain times of the year due to different beginning and ending dates of Daylight Savings Time in New York City and the comparable British Summer Time in London.

Use of Proceeds

      A portion of the proceeds received by the Company from the sale of the Notes will be used by the Company or one or more of its subsidiaries, in connection with hedging the Company's obligations under the Notes, to purchase or acquire positions in a variety of financial instruments relating to (i) the MIB 30 Index and/or all or certain of its respective underlying stocks
(ii) the Nikkei 225 Index and/or all or certain of its respective underlying stocks or (ii) the FT-SE(R) Eurotrack 200 Index and/or all or certain of its respective underlying stocks.

License Agreements

      NKS and the Company have entered into a license agreement providing for a license, in exchange for a fee, of certain trade and service marks with respect to indices owned and published by NKS in connection with the issuance of the Notes. The use of and reference to the Nikkei 225 Index in connection with the Notes have been consented to by NKS, the publisher of the Nikkei 225 Index.

      FTSE International Limited and the Company have entered into a license agreement providing for a license, in exchange for a fee, of certain trade and service marks with respect to indices owned and published by FTSE in connection with the issuance of the Notes. The use of and reference to the FT-SE(R) Eurotrack 200 Index in connection with the Notes have been consented to by FTSE, the publisher of the FT-SE(R) Eurotrack 200 Index.

                    DESCRIPTION OF ITALIAN LIRA

      The lira is the national currency of Italy. Italian bank notes are issued by The Bank of Italy, which is Italy's central bank and the sole bank of issue. On April 1, 1997, the noon buying rate for cable transfers in New York City payable in lira, as reported by the Federal Reserve Bank of New York, was Lit. 1,667.40 = $1.00.

      The exchange rate between the lira and the U.S. dollar is, at any moment, a result of the supply of and the demand for the two currencies, and changes in such exchange rate result over time from the interaction of many factors directly or indirectly affecting economic conditions in Italy and in the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments (both on capital and current account) and the extent of governmental surpluses or deficits in Italy and in the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of Italy, the United States and other countries prominent in international trade and finance. In recent years, rates of exchange between the U.S.
dollar and the Italian lira have been highly volatile.


                             TAXATION

      The following disclosure supplements, and to the extent inconsistent therewith, replaces, the disclosure in the Prospectus Supplement under "Taxation in the United States":

      Under U.S. Treasury regulations relating to debt instruments that provide for contingent payments, gain realized on a sale or other disposition of the Notes, and the excess of the redemption price of the Notes over their issue price, will be classified as interest income (rather than as gain) for U.S. tax purposes. Such interest income will be exempt from withholding of U.S. Federal income tax to the extent described in the Prospectus Supplement under "Taxation in the United States."

                                                         APPENDIX A

              LIST OF MIB 30 INDEX UNDERLYING STOCKS

           The following is a list of the 30 companies whose stocks comprised the MIB 30 Index as of March 31, 1997.

 1.    Alleanza Assicurazioni S.p.A. ordinary

 2.    Banca Commerciale Italiana ordinary

 3.    Banca di Roma S.p.A.

 4.    Banca Fideuram

 5.    Benetton Group S.p.A

 6.    Compart ordinary

 7.    Credito Italiano ordinary

 8.    Edison S.p.A. ordinary

 9.    Eni S.p.A.

10.    Fiat S.p.A. ordinary

11.    Generali Assicurazioni S.p.A.

12.    HPI ordinary

13.    INA S.p.A.

14.    Istituto Bancario San Paolo di Torino S.p.A.

15.    Istituto Mobiliare Italiano S.p.A

16.    Italgas-Societa Italiana per il Gas S.p.A

17.    La Fondariaria Assicurazioni S.p.A. ordinary

18.    Mediaset S.p.A.

19.    Mediobanca S.p.A

20.    Montedison S.p.A. ordinary

21.    Ing. C. Olivetti & C. S.p.A. ordinary

22.    Parmalat Finanziaria

23.    Pirelli S.p.A. ordinary

24.    RAS-Riunione Adriatica di Sicurta S.p.A. ordinary

25.    Rolo Banca 1473

26.    Saipem

27.    Sirti S.p.A.

28.    Stet-Societa Finanziaria Telefonica per Azioni ordinary

29.    Telecom Italia Mobile ordinary

30.    Telecom Italia ordinary

                                                         APPENDIX B

            LIST OF NIKKEI 225 INDEX UNDERLYING STOCKS

           The following is a list of the 225 companies whose stocks comprised the Nikkei 225 Index as of March 31, 1997.

  1.    AJINOMOTO CO. INC.

  2.    ALL NIPPON AIRWAYS CO. LTD.

  3.    AOKI CORPORATION

  4.    ASAHI BREWERIES LTD.

  5.    ASAHI CHEMICAL INDUSTRY CO. LTD.

  6.    ASAHI DENKA KOGYO K.K.

  7.    ASAHI GLASS CO. LTD.

  8.    BANK OF TOKYO-MITSUBISHI LTD.

  9.    BRIDGESTONE CORPORATION

 10.    CANON INC.

 11.    CHICHIBU ONODA

 12.    CHIYODA CORPORATION

 13.    CHUBU ELECTRIC POWER

 14.    CITIZEN WATCH CO. LTD.

 15.    DAI-ICHI KANGYO BANK LTD.

 16.    DAINIPPON PRINTING CO. LTD.

 17.    DAINIPPON PHARMACEUTICAL CO. LTD.

 18.    DAIWA HOUSE INDUSTRY CO. LTD.

 19.    DENKI KAGAKU KOGYO K.K.

 20.    DENSO CORP.

 21.    DOWA MINING CO. LTD.

 22.    EBARA CORPORATION

 23.    FUJI BANK LTD.

 24.    FUJIBOSEKI

 25.    FUJI ELECTRIC CO. LTD.

 26.    FUJI PHOTO FILM CO. LTD.

 27.    FUJIKURA LTD.

 28.    FUJITA CORPORATION

 29.    FUJITSU LTD.

 30.    FURUKAWA CO. LTD.

 31.    FURUKAWA ELECTRIC CO. LTD.

 32.    HAZAMA CORPORATION

 33.    HEIWA REAL ESTATE CO. LTD.

 34.    HINO MOTORS LTD.

 35.    HITACHI LTD.

 36.    HITACHI ZOSEN CORPORATION

 37.    HOKUETSU PAPER MILLS LTD.

 38.    HONDA MOTOR CO. LTD.

 39.    HONEN CORPORATION

 40.    ISAEKI AND CO. LTD.

 41.    ISHIKAWAJIMA HARIMA HEAVY IND.

 42.    ISUZU MOTORS LTD.

 43.    ITOCHU CORPORATION

 44.    IWATANI INTERNATIONAL CORPORATION

 45.    JAPAN ENERGY CORPORATION

 46.    JAPAN STEEL WORKS LTD.

 47.    JAPAN SYNTHETIC RUBBER CO.

 48.    KAJIMA CORPORATION

 49.    KANEBO LTD.

 50.    KANSAI ELECTRIC POWER CO. INC.

 51.    KAWASAKI HEAVY IND. LTD.

 52.    KAWASAKI KISEN KAISHA LTD.

 53.    KAWASAKI STEEL CORPORATION

 54.    KEIHIN ELECTRIC EXPRESS RAILWAY CO.

 55.    KEIO TEITO ELECTRIC RAILWAY CO. LTD

 56.    KEISEI ELECTRIC RAILWAY CO. LTD.

 57.    KIKKOMAN CORPORATION

 58.    KIRIN BREWERY CO. LTD.

 59.    KOBE STEEL LTD.

 60.    KOMATSU LTD.

 61.    KONICA CORPORATION

 62.    KOYO SEIKO CO. LTD.

 63.    KUBOTA CORPORATION

 64.    KUMAGAI GUMI CO. LTD.

 65.    KURARAY CO. LTD.

 66.    KYOKUYO CO. LTD.

 67.    KYOWA HAKKO KOGYO CO. LTD.

 68.    MARUBENI CORPORATION

 69.    MARUI CO. LTD.

 70.    MARUZEN CO. LTD.

 71.    MATSUSHITA ELECTRIC INDUSTRIAL

 72.    MAZDA MOTOR CORPORATION

 73.    MEIDENSHA CORPORATION

 74.    MEIJI MILK PRODUCTS CO. LTD.

 75.    MEIJI SEIKA KAISHA LTD.

 76.    MERCIAN CORPORATION

 77.    MINEBEA CO. LTD.

 78.    MITSUBISHI CHEMICAL CORPORATION

 79.    MITSUBISHI CORPORATION

 80.    MITSUBISHI ELECTRIC CORPORATION

 81.    MITSUBISHI ESTATE CO. LTD.

 82.    MITSUBISHI HEAVY INDUSTRIES

 83.    MITSUBISHI MATERIALS CORPORATION

 84.    MITSUBISHI OIL CO. LTD.

 85.    MITSUBISHI PAPER MILLS LTD.

 86.    MITSUBISHI RAYON CO. LTD.

 87.    MITSUBISHI STEEL MANUFACTURING CO.

 88.    MITSUBISHI TRUST AND BANKING CORP.

 89.    MITSUBISHI LOGISTICS CORP.

 90.    MITSUI AND CO. LTD.

 91.    MITSUI ENG. AND SHIPBUILDING

 92.    MITSUI MARINE AND FIRE INSUR. CO.

 93.    MITSUI MINING AND SMELTING LTD.

 94.    MITSUI MINING CO. LTD.

 95.    MITSUI O.S.K. LINES LTD.

 96.    MITSUI REAL ESTATE SALES CO. LTD.

 97.    MITSUI SOKO CO. LTD.

 98.    MITSUI TOATSU CHEMICALS INC.

 99.    MITSUI TRUST AND BANKING CO. LTD.

100.    MITSUKOSHI LTD.

101.    MORINAGA AND CO. LTD.

102.    NACHI-FUJIKOSHI CORPORATION

103.    NAVIX LINE LTD.

104.    NEC CORPORATION

105.    NEW OJI PAPER CO.

106.    NGK INSULATORS LTD.

107.    NICHIREI CORPORATION

108.    NICHIRO GYOGYO

1

109.   NIHON CEMENT CO. LTD.

110.    NIHON DENKO CO. LTD.

111.    NIHON SHINPAN CO. LTD.

112.    NIIGATA ENGINEERING CO. LTD.

113.    NIKKO SECURITIES CO. LTD.

114.    NIKON CORPORATION

115.    NIPPON BEET SUGAR MANUFACTURING CO.

116.    NIPPON CARBIDE INDUSTRIES CO. INC.

117.    NIPPON CARBON CO. LTD.

118.    NIPPON CHEMICAL INDUSTRIAL CO. LTD.

119.    NIPPON EXPRESS CO. LTD.

120.    NIPPON FLOUR MILLS CO. LTD.

121.    NIPPON KAYAKU CO. LTD.

122.    NIPPON LIGHT METAL CO. LTD.

123.    NIPPON METAL INDUSTRY CO. LTD.

124.    NIPPON OIL CO. LTD.

125.    NIPPON PAPER IND. CO. LTD.

126.    NIPPON PISTON RING CO. LTD.

127.    NIPPON SHARYO LTD.

128.    NIPPON SHEET GLASS CO. LTD.

129.    NIPPON SODA CO. LTD.

130.    NIPPON STEEL CORPORATION

131.    NIPPON SUISAN KAISHA LTD.

132.    NIPPON TELEGRAPH AND TELEPHONE NTT

133.    NIPPON YAKIN KOGYO

134.    NIPPON YUSEN K.K.

135.    NISSAN CHEMICAL INDUSTRIES LTD.

136.    NISSAN MOTOR CO. LTD.

137.   NISSHIN FLOUR MILLING CO. LTD.

138.    NISSHIN OIL MILLS LTD.

139.    NISSHINBO INDUSTRIES INC.

140.    NISSHO IWAI CORPORATION

141.    NISSHOKIN

142.    NITTO BOSEKI CO. LTD.

143.    NKK CORPORATION

144.    NOF CORPORATION

145.    NOMURA SECURITIES CO. LTD.

146.    NORITAKE CO. LTD.

147.    NSK LTD.

148.    NTN CORPORATION

149.    OBAYASHI CORPORATION

150.    ODAKYU ELECTRIC RAILWAY

151.    OKI ELECTRIC INDUSTRY CO. LTD.

152.    OKUMA CORPORATION

153.    OSAKA GAS CO. LTD.

154.    PIONEER ELECTRONIC CORPORATION

155.    RASA INDUSTRIES LTD.

156.    RICOH COMPANY LTD.

157.    SAKURA BANK LTD.

158.    SANKYO CO. LTD.

159.    SANKYU INC.

160.    SANWA BANK LTD.

161.    SANYO ELECTRIC CO. LTD.

162.    SAPPORO BREWERIES LTD.

163.    SATO KOGYO CO. LTD.

164.    SEIKA CORPORATION

165.   SHARP CORPORATION

166.    SHIMIZU CORPORATION

167.    SHIMURA KAKO CO.

168.    SHINETSU CHEMICAL CO. LTD.

169.    SHINAGAWA REFRACTORIES CO. LTD.

170.    SHIONOGI AND CO. LTD.

171.    SHOWA DENKO K.K.

172.    SHOWA ELECTRIC WIRE AND CABLE CO. LTD.

173.    SHOWA LINE LTD.

174.    SHOWA SHELL SEKIYU K.K.

175.    SONY CORPORATION

176.    SUMITOMO BANK LTD.

177.    SUMITOMO CEMENT CO. LTD.

178.    SUMITOMO CHEMICAL CO. LTD.

179.    SUMITOMO COAL MINING CO. LTD.

180.    SUMITOMO CORPORATION

181.    SUMITOMO ELECTRIC IND. LTD.

182.    SUMITOMO HEAVY INDUSTRIES, LTD.

183.    SUMITOMO METAL INDUSTRIES LTD.

184.    SUMITOMO METAL MINING CO. LTD.

185.    SUZUKI MOTOR CORPORATION

186.    TAISEI CORPORATION

187.    TAKARA SHUZO

188.    TAKEDA CHEMICAL INDUSTRIES

189.    TEIJIN LTD.

190.    TEIKOKU OIL

191.    TEKKEN CORPORATION

192.    TOA CORPORATION

193.   TOAGOSEI CHEMICAL INDUSTRY

194.    TOBISHIMA CORPORATION

195.    TOBU RAILWAY

196.    TOEI CO.

197.    TOHO RAYON

198.    TOHO ZINC CO. LTD.

199.    TOKAI CARBON CO. LTD.

200.    TOKIO MARINE AND FIRE INSUR. CO.

201.    TOKYO DOME CORPORATION

202.    TOKYO ELECTRIC POWER CO. INC.

203.    TOKYO GAS CO. LTD.

204.    TOKYO ROPE MFG.

205.    TOKYU CORPORATION

206.    TOKYU DEPARTMENT STORE

207.    TOMEN CORPORATION

208.    TONEN CORPORATION

209.    TOPPAN PRINTING CO. LTD.

210.    TOPY INDUSTRIES

211.    TORAY INDUSTRIES

212.    TOSHIBA CORPORATION

213.    TOSOH CORPORATION

214.    TOTO LTD.

215.    TOYO SEIKAN KAISHA

216.    TOYOBO CO. LTD.

217.    TOYOTA MOTOR CORPORATION

218.    UBE CHEMICAL INDUSTRIES

219.    UNITIKA LTD.

220.    YAMAHA CORPORATION

221.    YAMANOUCHI PHARMACEUTICAL

222.    YASUDA FIRE AND MARINE INSURANCE CO.

223.    YOKOGAWA ELECTRIC

224.    YOKOHAMA RUBBER

225.    YUASA CORPORATION

                                                         APPENDIX C

          LIST OF FT-SE(R) EUROTRACK 200 UNDERLYING STOCKS

           The following is a list of the 200 companies whose stocks comprised the FT-SE(R) Eurotrack 200 Index as of March 31,
1997.

Austria

  1.    OMV AG

Belgium

  2.    GBL

  3.    GENERALE BANQUE

  4.    KREDIETBANK

  5.    PETROFINA

  6.    SOLVAY

  7.    TRACTEBEL

Denmark

  8.    NOVO ADR

  9.    TELE DANMARK B

Finland

 10.    MERITA A

 11.    NOKIA A

 12.    NOKIA K

 13.    UPM-KYMMENE OY

France

 14.    ALCATEL ALSTHOM

 15.    ELF-AQUITAINE

 16.    AXA

 17.    B N P (FRF25)

 18.    CARREFOUR

 19.    DANONE

 20.   GENERALE DES EAUX

 21.    L'AIR LIQUIDE

 22.    L'OREAL

 23.    L.V.M.H.

 24.    MICHELIN B

 25.    PARIBAS

 26.    PEUGEOT S.A.

 27.    PINAULT-PRINTEMPS

 28.    RHONE-POULENC A

 29.    ROUSSEL UCLAF

 30.    SCHNEIDER

 31.    SANOFI

 32.    SAINT-GOBAIN

 33.    SOCIETE GENERALE

 34.    SUEZ (CIE DE)

 35.    TOTAL

 36.    U.A.P.

Germany

 37.    ALLIANZ

 38.    BASF AG

 39.    BAYER AG

 40.    BMW (BEARER)

 41.    COMMERZBANK

 42.    DAIMLER-BENZ

 43.    DEUTSCHE BANK

 44.    DEUTSCHE TELECOM

 45.    DRESDNER BANK

 46.    HOECHST

 47.    MANNESMANN

 48.    RWE

 49.    SIEMENS

 50.    VEBA

 51.    VIAG

 52.    VOLKSWAGEN

Ireland

 53.    ALLIED IRISH BANKS PLC

 54.    BANK OF IRELAND

 55.    CRH PLC

 56.    SMURFITT (JEFFERSON) GROUP PLC

Italy

 57.    ENI

 58.    FIAT SPA

 59.    GENERALI ASSICURAZZIONI

 60.    INA SPA

 61.    STET

 62.    TELECOM ITALIA

 63.    TIM SPA

Netherlands

 64.    ABN-AMRO HOLDINGS

 65.    AEGON

 66.    ING GROUP NV

 67.    KPN

 68.    ROYAL DUTCH (BR.)

 69.    UNILEVER NV

Norway

 70.    NORSK HYDRO

 71.    ORKLA "A"

Spain

 72.    ARGENTARIA

 73.    BANCO BILBAO VIZCAYA ADR

 74.    ENDESA ORD

 75.    IBERDROLA

 76.    REPSOL SA

 77.    TELEFONICA ORD

Sweden

 78.    ABB A

 79.    ABB B

 80.    ASTRA A

 81.    ASTRA B

 82.    ATLAS COPCO A

 83.    ELECTROLUX B

 84.    ERICSSON B

 85.    INVESTOR A

 86.    INVESTOR B

 87.    NORDBANKEN AB

 88.    SANDVIK A

 89.    S.C.A. "B"

 90.    SE BANKEN A

 91.    SKANDIA

 92.    SPARBANKEN

 93.    VOLVO B

     Switzerland

 94.    CS HOLDINGS REG

 95.    NESTLE REG

 96.    NOVARTIS AG

 97.    ROCHE HOLDINGS

 98.    SWISS BANK

 99.    SWISS RE

100.    UBS BR

United Kingdom

101.    3i GROUP PLC

102.    ABBEY NATIONAL PLC

103.    ALLIED DOMECQ PLC

104.    ARGOS PLC

105.    ASDA GROUP PLC

106.    ASSOCIATED BRITISH FOODS PLC

107.    BAT INDUSTRIES PLC

108.    BAA PLC

109.    BANK OF SCOTLAND PLC

110.    BARCLAYS PLC

111.    BASS PLC

112.    BLUE CIRCLE INDUSTRIES PLC

113.    BOC GROUP PLC

114.    BOOTS CO PLC

115.    BRITISH AEROSPACE PLC

116.    BRITISH AIRWAYS PLC

117.    BRITISH GAS PLC

118.    BRITISH PETROLEUM CO PLC

119.    BRITISH SKY BROADCASTING GROUP PLC

120.    BRITISH STEEL PLC

121.    BRITISH TELECOMMUNICATIONS PLC

122.    BTR PLC

123.    BURMAH CASTROL PLC

124.    BURTON GROUP PLC

125.    CABLE & WIRELESS PLC

126.    CADBURY SCHWEPPES PLC

127.    CARLTON COMMUNICATIONS PLC

128.    COMMERCIAL UNION PLC

129.    COURTAULDS PLC

130.    DIXONS GROUP PLC

131.    EMI GROUP PLC

132.    ENTERPRISE OIL PLC

133.    GENERAL ACCIDENT PLC

134.    GENERAL ELECTRIC CO PLC

135.    GKN PLC

136.    GLAXO WELLCOME PLC

137.    GRANADA GROUP PLC

138.    GRAND METROPOLITAN PLC

139.    GREAT UNIVERSAL STORES PLC

140.    GUARDIAN ROYAL EXCHANGE PLC

141.    GUINNESS PLC

142.    HANSON PLC

143.    HSBC HOLDINGS HKD10

       HSBC HOLDINGS ORD75p

144.   IMPERIAL CHEMICALS INDUSTRIES PLC

145.    IMPERIAL TOBACCO GROUP

146.    KINGFISHER PLC

147.    LADBROKE GROUP PLC

148.    LAND SECURITIES PLC

149.    LASMO PLC

150.    LEGAL & GENERAL GROUP PLC

151.    LLOYDS TSB GROUP PLC

152.    LUCAS VARITY

153.    MARKS & SPENCER PLC

154.    NATIONAL GRID GROUP PLC

155.    NATIONAL POWER PLC

156.    NATIONAL WESTMINISTER BANK PLC

157.    NEXT PLC

158.    ORANGE PLC

159.    PEARSON PLC

160.    PENINSULAR & ORIENTAL STEAM NAVIGATION CO

161.    PILKINGTON PLC

162.    POWERGEN PLC

163.    PRUDENTIAL CORPORATION PLC

164.    RAILTRACK GROUP PLC

       RAILTRACK GROUP 190p CALL

165.    RANK GROUP PLC

166.    RECKITT & COLMAN PLC

167.    REDLAND PLC

168.    REED INTERNATIONAL PLC

169.    RENTOKILL INITIAL PLC

170.    REUTERS HOLDINGS PLC

171.    RMC GROUP PLC

172.    ROLLS ROYCE PLC

173.    ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

174.    ROYAL BANK OF SCOTLAND GROUP PLC

175.    RTZ CORPORATION PLC

176.    SAFEWAY PLC

177.    SAINSBURY (J) PLC

178.    SCHRODERS N/V

       SCHRODERS ORD

179.    SCOTTISH & NEWCASTLE PLC

180.    SCOTTISH POWER PLC

181.    SEVERN TRENT PLC

182.    SHELL TRANSPORT AND TRADING CO PLC

183.    SIEBE PLC

184.    SMITH & NEPHEW PLC

185.    SMITHKLINE BEECHAM PLC

186.    SMITHS INDUSTRIES PLC

187.    STANDARD CHARTERED PLC

188.    TATE & LYLE PLC

189.    TESCO PLC

190.    THAMES WATER PLC

191.    TI GROUP PLC

192.    TOMKINS PLC

193.    UNILEVER PLC

194.    UNITED NEWS & MEDIA PLC

195.    UNITED UTILITIES PLC

196.    VODAFONE GROUP PLC

197.    WHITBREAD PLC

198.    WILLIAMS HOLDINGS PLC

199.    WOLSELEY PLC

200.    ZENECA GROUP PLC